UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2008

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 8, 2008, the Compensation Committee of BGC Partners, Inc. (the “Registrant”) awarded the following interim bonuses to be paid in lieu of cash: Howard W. Lutnick, the Registrant’s Co-Chief Executive Officer, a bonus of 350,263 REUs; Lee M. Amaitis, the Registrant’s Co-Chief Executive Officer, a bonus of 140,106 REUs; and Shaun D. Lynn, the Registrant’s President, a bonus of 87,566 REUs. The grants of REUs have Post-Termination Payments, as defined in the limited partnership of BGC Holdings, L.P. of $2,000,000, $800,000 and $500,000, respectively. The Registrant had previously expected to pay the bonuses in cash at the end of the fourth quarter, but the executives have agreed to accept the bonuses in REUs in lieu of cash in the third quarter of 2008.

These interim bonuses will be taken into account when the Compensation Committee considers bonuses for these executives at the end of the 2008 calendar year and will reduce the cash bonuses paid to such executives by like amounts.

These REUs are non-exchangeable and would become exchangeable in the sole discretion of the general partner of BGC Holdings, L.P., which is the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: September 9, 2008	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Co-Chief Executive Officer